EXHIBIT 23.2

Bradley E. Essman, JD, LL.M, P.A.
Attorney at Law
118 E Tarpon Avenue, #213
Tarpon Springs, FL 34689
727.768.2121 C
EssmanLaw.com

____________________________________________

February 24, 2012

Compass Energy Holdings, Inc.
3170 Holmestown Road
Myrtle Beach, SC 29588

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Compass Energy Holdings, Inc., a Nevada corporation (the “Company”), of a Registration Statement (No. 333-167048) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering up to 4,059,000 Shares that may be sold by the selling stockholders identified in such Registration Statement (the “Stockholder Shares”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, (c )the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Registration Statement and the Company’s Amended and Restated Bylaws, filed as Exhibit 3.2 to the Registration Statement, each of which will be in effect upon the closing of the offering contemplated by the Registration Statement, and (d) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the General Corporation Law of the State of Nevada.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that: (i) the Stockholder Shares have been validly issued and are fully paid and non-assessable, and (ii) the Company Shares, when sold and issued as described in the Registration Statement and the related Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Bradley E. Essman, P.A.

By	/s/ Bradley E. Essman
Bradley E. Essman